UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

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MedAssets, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 28, 2015, MedAssets, Inc. (the “Company”) committed to implementing a cost reduction program in order to improve operating efficiency and align its cost structure commensurate with expected future net revenue.

As part of this cost reduction program, the Company plans to reduce its workforce by approximately 180 full-time employees, or about 5% of its total headcount by year-end 2015. Additionally, the Company plans to eliminate certain open full-time positions, close one office location and reduce other non-employee expenses including professional services and vendor fees in its human resource, information technology, legal and marketing service departments.

In connection with the cost reduction program, the Company expects to incur total pre-tax restructuring expenses of approximately $11 million, with approximately $5 million to be recorded in the third quarter ending September 30, 2015 and approximately $6 million to be recorded in the fourth quarter ending December 31, 2015. Payment of these restructuring expenses is expected to be made over the next four to five months. Approximately $9 million of the total projected restructuring charges associated with the workforce reduction represent one-time termination benefits, comprised principally of severance, benefit continuation costs and outplacement services, with the remaining $2 million comprised of other associated costs.

The Company may incur other charges and will record those expenses in the appropriate period as they are determined. The estimates of the charges and costs that the Company expects to incur in connection with the cost reduction plan, and the timing thereof, are subject to a number of assumptions and actual results may differ materially.

Item 2.06. Material Impairments.

On September 28, 2015, the Company determined that it will eliminate certain products within the Revenue Cycle Management segment and will reallocate its resources to invest for future growth. The Company expects these changes to result in a non-cash capitalized software impairment expense of approximately $11 million in the third quarter 2015.

Item 7.01. Regulation FD Disclosure.

As previously disclosed, the Company is engaged in a multi-year transformation and value creation plan, and is assessing, analyzing and evaluating all aspects of its business to continue to deliver measurable and sustainable customer value, improve growth and profitability, and create long-term shareholder value.

The Company expects that the planned reduction in force of approximately 180 full time employees will result in annualized cost savings of approximately $21 million and benefit its fourth quarter ending December 31, 2015 by reducing its operating expenses before restructuring costs by approximately $5 million which should result in a total benefit to its fourth quarter and full-year 2015 earnings per share of approximately $0.04 to $0.05. This reduction in operating expenses was not reflected in previous guidance issued by the Company on July 29, 2015. These actions do not include the transition of approximately 215 outsourced procurement services employees to a customer on January 1, 2016 as was previously announced in the Company’s Current Report on Form 8-K dated August 4, 2015.

The Company continues to evaluate its existing businesses and product portfolio, and is developing a refined go-to-market strategy to identify opportunities for improvement in a number of areas which may result in additional organizational restructuring.

The Items 2.05, 2.06 and 7.01 of this Form 8-K contain forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”) and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 (as amended, the “Exchange Act”), and include the intent, belief or current expectation of the Company and its management team with respect to the Company’s future business operations. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this filing can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available at http://ir.medassets.com.The Company disclaims any responsibility to update any forward-looking statements.

The Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

September 30, 2015	By:	/s/ Anthony Colaluca, Jr.
	Name:	Anthony Colaluca, Jr.
	Title:	Executive Vice President, Chief Financial Officer